SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011 (June 29, 2011)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2011, Knight Capital Group, Inc. (the “Company”), as borrower, entered into a $100 million three-year Term Loan Credit Agreement (the “Term Credit Agreement”) with US Bank National Association (“US Bank”), as Syndication Agent and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as Administrative Agent, and the banks and other financial institutions who became party thereto as lenders. The Company, as guarantor, also entered into a $200 million one-year Revolving Credit Agreement (the “Revolving Credit Agreement” and together with the Term Credit Agreement, the “Credit Agreements”) with Knight Execution & Clearing Services LLC (“KECS”) and Knight Capital Americas, L.P. (“KCA”) as borrowers, with US Bank, as Syndication Agent and JPMorgan Chase, as Administrative Agent, and the banks and other financial institutions who became party thereto as lenders.

Term Facility: The proceeds of the Term Facility will be used for general corporate purposes. As of the date of this Current Report on Form 8-K, the Company has borrowed all the funds under the Term Credit Agreement. Borrowings under the Term Facility shall bear interest at variable rates as determined at the Company’s election, at LIBOR or a base rate, in each case, plus an applicable margin of (a) for each LIBOR loan, 2.50% or 3.00% per annum or (b) for each base rate loan, 1.50% or 2.00% per annum (in each case, depending on the Company’s leverage ratio).

Under the Term Credit Agreement, substantially all of the Company’s material subsidiaries, other than its foreign subsidiaries, excluded regulated subsidiaries (which include registered broker-dealer subsidiaries) and subsidiaries thereof (the “Guarantors”) shall guaranty the repayment of loans made pursuant to the Term Credit Agreement. The Term Facility shall be secured by substantially all of the assets of the Company and the Guarantors unless and until the Company obtains an investment grade rating (as defined).

Revolving Facility: The Revolving Facility comprises 2 classes of loans: Borrowing Base A and Borrowing Base B. The proceeds of the Borrowing Base A Loans are available to KECS and KCA and shall be used to meet the short-term liquidity needs of KECS and KCA arising in the ordinary course of clearing and settlement activity. The proceeds of the Borrowing Base B Loans are available to KECS and shall only be used by KECS to fund NSCC Margin Deposits (as defined). KECS and KCA shall each be obligated only with respect to the principal and interest of their own borrowings, and not the interest and principal of the other borrower’s borrowings. Borrowings under the Revolving Facility shall bear interest at a rate equal to the greater of the federal funds rate or the one month LIBOR rate plus (a) for each Borrowing Base A Loan, a margin of 1.50% per annum and (b) for Borrowing Base B Loans, a margin of 2.0% per annum. The Lenders under the Revolving Facility will be paid a per annum commitment fee of 0.25% on the average daily amount of the unused portion of the Revolving Commitments. Depending on each borrowing base, availability under the Revolving Facility is limited to either (i) a percentage of the market value of temporary positions pledged as collateral in the case of Borrowing Base A Loans, or (ii) a percentage of the clearing deposit required by the National Securities Clearing Corporation in the case of Borrowing Base B Loans.

Among other restrictions, the terms of the Credit Agreements include customary representations, warranties, affirmative and negative covenants related to (a) liens, (b) financial covenant requirements for maintaining a consolidated leverage ratio (as defined) and a liquidity ratio (as defined), as well as requirements for maintaining minimum levels of tangible net worth (as defined) and regulatory capital (as defined), and (c) restrictions on investments, dispositions and other restrictions and events of default customary for financings of these types.

The Credit Agreements are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in each such Credit Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to such Credit Agreement, may be subject to limitations, qualifications and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), and may have been made for the purposes of allocating contractual risk between the parties to such Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Credit Agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by the Credit Agreements incorporated herein by reference as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired Not Applicable

(b)	Pro Forma Financial Information Not Applicable

(c)	Shell Company Transactions Not Applicable.

(d)	Exhibits

Exhibit 10.1	Credit Agreement, dated June 29, 2011, among Knight Capital Group, Inc., as Borrower, US Bank National Association, as Syndication Agent, JP Morgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions who become party thereto, as Lenders.

Exhibit 10.2	Revolving Credit Agreement, dated June 29, 2011, among Knight Execution & Clearing Services LLC, and Knight Capital Americas, L.P., as borrowers, Knight Capital Group, Inc., as Guarantor, US Bank National Association, as Syndication Agent, JP Morgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions who become party thereto, as Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: June 30, 2011

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated June 29, 2011, among Knight Capital Group, Inc., as Borrower, US Bank National Association, as Syndication Agent, JP Morgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions who become party thereto, as Lenders.

10.2	Revolving Credit Agreement, dated June 29, 2011, among Knight Execution & Clearing Services LLC, and Knight Capital Americas, L.P., as borrowers, Knight Capital Group, Inc., as Guarantor, US Bank National Association, as Syndication Agent, JP Morgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions who become party thereto, as Lenders.